Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2014, related to the consolidated financial statements of Autocam Corporation as of and for the years ended December 31, 2013, 2012, and 2011, appearing in the Amendment to the Current Report on Form 8-K of NN, Inc. dated October 27, 2014, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Grand Rapids, Michigan

March 16, 2017